EX-99.16.c

ABERDEEN FUNDS

Officer’s Certificate

I, Jennifer Nichols, certify that I am Vice President of Aberdeen Funds, an open-end management investment company formed as a statutory trust under the laws of the state of Delaware (the “Trust”) and that as such, I am authorized to execute this certificate on behalf of the Trust.  I do hereby certify that the Board of Trustees of Aberdeen Funds approved the following resolution on June 15, 2016:

RESOLVED, that the Trustees hereby approve and authorize the use of the Powers of Attorney, presented to and executed by this Board and certain Officers of the Trust appointing Alan Goodson, Megan Kennedy, Jennifer Nichols, Lucia Sitar and Jeffrey Cotton as attorneys-in-fact for the purpose of filing a Registration Statement on Form N-14 (to be used in connection with the Aberdeen Global Natural Resources reorganization) and any amendments thereto under the Securities Act of 1933 and the 1940 Act with the SEC, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney.

/s/Jennifer Nichols
Jennifer Nichols, Vice President

Dated:  June 29, 2016